Exhibit 8.1

December 3, 2009

Assured Guaranty Ltd.	Direct Line:	441-299 4923
30 Woodbourne Avenue	Email:	chris.garrod@conyersdillandpearman.com
Hamilton HM08	Our Ref:	CGG\kap\328554\corpdocs 310901
Bermuda	Your Ref:

Dear Sirs:

Assured Guaranty Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (No. 333-152892) (the “Registration Statement”) and in connection with the issuance and sale of 27,512,600 common shares, par value U.S.$0.01 per share (the “Common Shares”) of the Company as described in the prospectus supplement, dated November 30, 2009 (the “Prospectus Supplement”).

For the purposes of giving this opinion, we have examined a copy of (i) the Registration Statement and (ii) the Prospectus Supplement and (iii) the Current Report on Form 8-K filed by the Company on November 30, 2009 (the “November 30, 2009 Form 8-K”).  We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Assistant Secretary of the Company on December 3, 2009, certified copies of resolutions of the board of directors of the Company dated December 10, 2007 and November 5, 2009 (together, the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention,  (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.  This opinion is issued solely for the purpose of the filing of the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.               The statements under the caption “Material Tax Considerations—Bermuda Taxation” in the November 30, 2009 Form 8-K that are incorporated by reference in the Prospectus Supplement, to the extent that they constitute statements of Bermuda law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” and “Enforceability of Civil Liabilities under United States Federal Securities Laws and Other Matters” in the prospectus forming part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

CONYERS DILL & PEARMAN